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Delphi International Ltd.                                                99.1
Press Release
For Release at 6:00 p.m. Bermuda Standard Time
Contact:  Investor Relations
          Colin O'Connor (441) 295-4142


     DELPHI INTERNATIONAL LTD. ANNOUNCES RESCISSION OF REINSURANCE CONTRACT

Hamilton, Bermuda - January 28, 2000 - Delphi International Ltd. (Nasdaq: DLTDF) announced today the rescission of a workers' compensation quota share reinsurance contract with Safety National Casualty Corporation that had been in place since early 1999. Accordingly, the Company has restated its 1999 financial results to exclude the effects of this contract. The Company's net income attributable to common shares for the first nine months of 1999, after such adjustment, was $2.9 million, or $.70 per share. The Company also announced that it expects to report net income and net income per share for its fourth quarter of 1999 that is at least on par with its average quarterly results year-to-date. The Company expects to report its fourth quarter and full year 1999 financial results by the end of February.

Delphi International Ltd. is the parent of Oracle Reinsurance Company Ltd., a Bermuda-based specialty reinsurer.

In connection with, and because it desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statement made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Some forward-looking statements may be identified by the use of terms such as "expects", "believes", "anticipates", "intends", or "judgement". Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include changes in global economic and financial conditions and markets, the Company's investment strategy and implementation thereof, the performance of the Company's investment portfolio, the ability of the Company to generate new business opportunities and submissions, changes in insurance or other laws and regulations or governmental interpretations thereof, and the ability of the Company's or significant third parties' computer systems to process correctly dates in and after the year 2000. These uncertainties can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company disclaims any obligation to update forward-looking information.


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                   DELPHI INTERNATIONAL LTD. AND SUBSIDIARIES
                   RESTATED CONSOLIDATED STATEMENTS OF INCOME

                           (UNAUDITED; IN US DOLLARS)



                                                                    THREE MONTHS ENDED
                                                       --------------------------------------------------
                                                        MARCH 31,           JUNE 30,        SEPTEMBER 30,
                                                          1999                1999                1999
                                                       -----------        -----------       -------------
REVENUES:

Premiums written                                       $        --        $        --        $        --
Premiums ceded                                                  --                 --                 --
                                                       -----------        -----------        -----------
Premiums earned                                                 --                 --                 --
Net investment income                                    3,334,611          9,390,576          3,933,532
                                                       -----------        -----------        -----------

Total revenues                                           3,334,611          9,390,576          3,933,532
                                                       -----------        -----------        -----------

LOSSES AND EXPENSES:

Losses and loss expenses incurred                        1,218,009          1,619,914          1,197,241
Underwriting and acquisition expenses                       76,193          4,577,733            833,979
Interest expense                                           688,722            703,442            711,173
General and administrative expenses                        516,262            507,656            418,054
                                                       -----------        -----------        -----------

Total losses and expenses                                2,499,186          7,408,745          3,160,447
                                                       -----------        -----------        -----------

Net income                                                 835,425          1,981,831            773,085

Dividends on preferred shares                             (237,500)          (237,500)          (237,500)
                                                       -----------        -----------        -----------

Net income attributable to common shares               $   597,925        $ 1,744,331        $   535,585
                                                       ===========        ===========        ===========


Basic and diluted net income per common shares         $      0.15        $      0.43        $      0.13

Weighted average common shares outstanding               4,079,014          4,081,519          4,086,573
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